UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2009

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 27, 2009, CMS Bancorp, Inc. (the “Registrant”), received confirmation from the Office of Thrift Supervision (the “OTS”) that the OTS has accepted the withdrawal of the Registrant’s application to participate in the TARP Capital Purchase Program administered by the United States Treasury. The application was filed with the Treasury on November 13, 2008.

Community Mutual Savings Bank. (the “Bank”), which is wholly owned by the Registrant, is a well-capitalized community bank operating in the Westchester, County, New York market area. As of January 27, 2009, the Bank exceeded all of its Tier I regulatory capital requirements as a “well capitalized” financial institution. The Registrant’s decision to withdraw its application was based on its assessment that it does not require the capital that would potentially be available to it through the TARP program at this time. The Registrant believes that, were it to need capital, it could access capital from sources other than the federal government on terms that were more flexible than those available under the TARP program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.

Date: January 27, 2009	By:	/s/ Stephen Dowd
Stephen Dowd
Senior Vice President and Chief Financial Officer